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                                                                    Exhibit h(2)

                              Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004

                                 April 30, 2002

Travelers Bank & Trust, fsb
388 Greenwich Street
New York, New York 10013

         Re: Smith Barney Trust II - Transfer Agency and Service Agreement

Ladies and Gentlemen:

         This letter serves as notice that Smith Barney International Large Cap Fund (the "Series"), is added to the list of series to which Travelers Bank and Trust, fsb ("Travelers") renders services as transfer agent pursuant to the terms of the Transfer Agency and Service Agreement dated as of October 1, 1999 (the "Agreement") between each of the investment companies listed on Schedule A thereto and Travelers (formerly known as "Citi Fiduciary Trust Company").

         Please sign below to acknowledge your receipt of this notice adding the Series as a beneficiary under the Agreement.


                                                     SMITH BARNEY TRUST II

                                                     By: _______________________
                                                         Name:
                                                         Title:

Agreed:

TRAVELERS BANK & TRUST, FSB

By:____________________________________
   Name:
   Title: